Exhibit 99.1
AMERICAN RESIDENTIAL PROPERTIES, INC. REPORTS
SECOND QUARTER 2015 FINANCIAL RESULTS
SCOTTSDALE, AZ, August 5, 2015 — American Residential Properties, Inc. (NYSE: ARPI) (the “Company”) today reported its results for the quarter ended June 30, 2015.
Second Quarter 2015 Highlights

•	Declared Q2 dividend of $0.10 per common share.

•	Achieved Core FFO attributable to common stockholders of $5.4 million, or $0.16 per diluted share, an increase of $0.9 million, or 20.0%, compared to the prior quarter.

•	Produced FFO attributable to common stockholders of $4.5 million, or $0.14 per diluted share, an increase of $0.9 million, or 24.5%, compared to the prior quarter.

•	Increased the leased rate on the total portfolio to 93.6%, up 4.6% from 89.0% as of Q1 of 2015.

•	Reached a leased rate of 94.1% on stabilized properties, up from 92.9% as of Q1 of 2015.

•	Achieved rent increases averaging 3.7% on renewals with an overall resident retention rate of 75.2%.

•	Increased rents on new leases by an average of 4.7% nationwide.

•	Increased revenue, excluding net gain on real estate sales, by 11.9% to $30.7 million compared to the prior quarter.

“I am pleased to report that the execution of our operations-focused strategy continues to drive strong gains in occupancy, customer retention and rent growth in the second quarter.  Our portfolio leased rate increased 460 basis points to 93.6%, and we achieved average rent increases of 3.7% on renewals and 4.7% on new leases while reaching a retention rate of 75%, the highest level attained in the Company's history,” said Stephen G. Schmitz, Chairman and Chief Executive Officer of American Residential Properties. “For the second quarter, we reported a 12% increase in revenue, and core FFO attributable to common stockholders increased 20% over the prior quarter. We also declared our first quarterly dividend of $0.10 per share, underscoring our confidence in the opportunities we see in the single family rental market and in our plan to fully realize the cash generating potential of our portfolio to deliver attractive returns for our shareholders.”

Financial Results
Total Revenue
Total revenue for the quarter ended June 30, 2015 increased $4.6 million to $32.1 million, compared to $27.5 million for the quarter ended March 31, 2015, and increased $11.3 million compared to $20.8 million for the quarter ended June 30, 2014. The increase in total revenue from the prior quarter is primarily attributable to higher rental income generated from leasing an additional 336 homes and the net gain on sales of real estate of $1.3 million recorded in interest and other income.
Net Loss Attributable to Common Stockholders
Net loss attributable to common stockholders for the quarter ended June 30, 2015 decreased $1.6 million to $(9.3) million, or $(0.29) per diluted share, compared to $(10.9) million, or $(0.34) per diluted share, for the quarter ended March 31, 2015, and increased $1.7 million compared to $(7.6) million, or $(0.24) per diluted share, for the quarter ended June 30, 2014.
FFO and Core FFO Attributable to Common Stockholders
Funds from operations (“FFO”) attributable to common stockholders for the quarter ended June 30, 2015 increased $0.9 million to $4.5 million, or $0.14 per diluted share, compared to $3.6 million, or $0.11 per diluted share, for the quarter ended March 31, 2015, and increased $1.6 million compared to $2.9 million, or $0.09 per diluted share, for the quarter ended June 30, 2014.
Core funds from operations (“Core FFO”) attributable to common stockholders for the quarter ended June 30, 2015 increased $0.9 million to $5.4 million, or $0.16 per diluted share, compared to $4.5 million, or $0.14 per diluted share, for the quarter ended March 31, 2015, and increased $1.8 million compared to 3.6 million, or $0.11 per diluted share, for the quarter ended June 30, 2014.
Portfolio Highlights
Real Estate Dispositions
From April 1, 2015 to June 30, 2015, the Company disposed of 88 non-core, single-family homes, of which 45 are in Georgia, 37 are in Arizona, 5 are in Florida and 1 is in North Carolina for gross proceeds of $10.2 million and a net gain of $1.3 million recorded in interest and other income on the condensed consolidated statement of operations.
Portfolio
As of June 30, 2015, the Company owned 8,947 single-family homes in Arizona, California, Colorado, Florida, Georgia, Illinois, Indiana, Nevada, North Carolina, Ohio, South Carolina, Tennessee and Texas for a total investment of approximately $1.35 billion. As of June 30, 2015, approximately 93.6% of the Company’s portfolio was leased.
We incurred renovation costs on the Company’s existing portfolio of $5.7 million.

Operating Metrics
The following table summarizes the Company’s portfolio and operating metrics:

	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014
Total portfolio of single-family homes
Self-managed homes	8,353	8,444	8,299	7,613	6,595
Self-managed % leased	93.2%	88.2%	79.3%	80.1%	87.6%
Local operator homes	594	594	594	610	610
Local operator % leased	100.0%	100.0%	100.0%	100.0%	100.0%
Total Homes	8,947	9,038	8,893	8,223	7,205
Total % Leased	93.6%	89.0%	80.7%	81.6%	88.6%

Portfolio of stabilized single-family homes (1)
Self-managed homes	8,306	8,059	7,247	6,572	6,099
Self-managed % leased	93.7%	92.4%	90.8%	92.8%	94.7%
Local operator homes	594	594	594	610	610
Local operator % leased	100.0%	100.0%	100.0%	100.0%	100.0%
Total Homes	8,900	8,653	7,841	7,182	6,709
Total % Leased	94.1%	92.9%	91.5%	93.4%	95.2%
______________

(1)
Properties are considered stabilized when renovations have been completed and the properties have been leased or available for rent for a period of greater than 90 days. Properties with in-place leases at the date of acquisition are also considered stabilized even though these properties have not been renovated by us and may require future renovations to meet our standards.

Conference Call
The Company will host a conference call commencing at 12:00 p.m. Eastern Daylight Time on Thursday, August 6, 2015, to discuss its financial results for the quarter ended June 30, 2015 and to provide a Company update. To participate in the event by telephone, please dial (800) 446-2782 approximately ten minutes prior to the start time (to allow time for registration) and use conference ID 40261235. International callers should dial (847) 413-3235 and enter the same conference ID number.
You may listen to the teleconference via live webcast on the Internet on the Company’s website at www.amresprop.com in the Investor Relations section under the Calendar of Events link.
A replay of the conference call will be available for two weeks, beginning August 6, 2015 at 2:30 p.m. Eastern Daylight Time, until August 20, 2015 at 11:59 p.m. Eastern Daylight Time. To access the replay, dial (888) 843-7419 and use conference ID 40261235#. International callers should dial (630) 652-3042 and enter the same conference ID number.

Non-GAAP Financial Measures
FFO and Core FFO
FFO is a widely recognized measure of real estate investment trust ("REIT") performance. The Company calculates FFO as defined by the National Association of Real Estate Investment Trusts ("NAREIT"). FFO represents net income (loss) (as computed in accordance with U.S. generally accepted accounting principles ("GAAP")), excluding gains from dispositions of property, plus real estate-related depreciation and amortization (including capitalized leasing costs).
The Company also presents Core FFO, which is FFO excluding acquisition costs and items that are non-recurring or not related to the Company’s core business activities. FFO and Core FFO are supplemental non-GAAP financial measures. Management uses FFO and Core FFO as supplemental performance measures because FFO and Core FFO account for trends in occupancy rates, rental rates and operating costs. The Company also believes that, as widely recognized measures of the performance of REITs, FFO and Core FFO will be used by investors as a basis to compare the Company’s operating performance with that of other REITs.
However, the utility of FFO and Core FFO is limited as the calculation of each of FFO and Core FFO excludes depreciation and amortization and does not capture capital expenditures and leasing commissions associated with maintaining the Company’s properties and the changes in the value of the Company’s properties due to use or market conditions, all of which have economic effects that could materially impact the Company’s results of operation.  Further, while the Company adheres to the NAREIT definition of FFO, its presentation of FFO is not necessarily comparable to other REITs who may not use the same definition.  Core FFO and FFO should not be considered as substitutes for net income as an important indicator of the Company’s operating performance, or as substitutes for cash flow as measures of liquidity or ability to pay dividends or make distributions.
About American Residential Properties, Inc.
American Residential Properties, Inc. is an internally managed real estate company, organized as a REIT for federal income tax purposes, that acquires, owns and manages single-family homes as rental properties in select communities nationwide. The Company’s primary business strategy is to acquire, restore, lease and manage single-family homes as well-maintained investment properties to generate attractive, risk-adjusted returns over the long-term. With a vertically integrated real estate acquisition and management platform, incorporating disciplined acquisition criteria, extensive research, seasoned personnel and comprehensive operations, the Company is well-positioned to execute its strategy.
Additional information about American Residential Properties, Inc. can be found on the Company’s website at www.amresprop.com.
Forward-Looking Statements
This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “plan” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Examples of forward-looking statements include descriptions of opportunities in the single family rental market and the potential to deliver attractive returns for our shareholders. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the single-family rental industry and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission.
All information in this press release is current as of the date of this release. The Company undertakes no obligation to update the statements in this release to conform the statements to actual results or changes in the Company’s expectations.

INVESTOR CONTACT:	American Residential Properties, Inc.

Shant Koumriqian Chief Financial Officer and Treasurer IR@amresprop.com 480-474-4800

AMERICAN RESIDENTIAL PROPERTIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except share amounts)

	June 30, 2015 (unaudited)	December 31, 2014
Assets
Investment in real estate:
Land	$252,181	$249,151
Building and improvements	1,073,983	1,042,954
Furniture, fixtures and equipment	10,626	9,508
	1,336,790	1,301,613
Less: accumulated depreciation	(83,777)	(58,010)
Investment in real estate, net	1,253,013	1,243,603
Mortgage financings	21,328	21,097
Cash and cash equivalents	20,986	21,270
Restricted cash	10,482	11,473
Acquisition deposits	—	2,561
Rents and other receivables, net	5,473	4,583
Deferred leasing costs and lease intangibles, net	3,976	3,391
Deferred financing costs, net	12,147	13,037
Investment in unconsolidated ventures	24,735	25,691
Goodwill	3,500	3,500
Other, net	10,019	10,567
Total assets	$1,365,659	$1,360,773

Liabilities and Equity
Liabilities:
Revolving credit facility	$335,000	$311,000
Exchangeable senior notes, net	103,637	102,188
Securitization loan, net	340,839	340,675
Accounts payable and accrued expenses	23,476	23,507
Security deposits	10,036	7,919
Prepaid rent	2,627	2,919
Total liabilities	815,615	788,208
Equity:
American Residential Properties, Inc. stockholders’ equity:
Preferred stock, $0.01 par value, 100,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value, 500,000,000 shares authorized; 32,218,371 and 32,195,280 shares issued and outstanding at June 30, 2015 and December 31, 2014.	322	322
Additional paid-in capital	625,616	628,662
Accumulated other comprehensive loss	(146)	(96)
Accumulated deficit	(88,323)	(68,101)
Total American Residential Properties, Inc. stockholders’ equity	537,469	560,787
Non-controlling interests	12,575	11,778
Total equity	550,044	572,565
Total liabilities and equity	$1,365,659	$1,360,773

AMERICAN RESIDENTIAL PROPERTIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands, except share and per-share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenue:
Self-managed rental revenue	$28,803	$18,178	$54,092	$32,740
Local operator rental revenue	1,313	1,310	2,666	2,678
Management services (related party)	39	108	107	221
Interest and other	1,895	1,158	2,677	2,569
Total revenue	32,050	20,754	59,542	38,208
Expenses:
Property operating and maintenance	7,504	4,933	13,711	9,079
Real estate taxes	5,598	3,661	10,607	6,772
Homeowners’ association fees	763	505	1,421	965
Acquisition	28	14	85	81
Depreciation and amortization	15,748	10,920	30,893	20,384
General, administrative and other	4,282	3,498	8,502	7,218
Interest	7,636	4,869	14,952	9,099
Total expenses	41,559	28,400	80,171	53,598
Loss from continuing operations before equity in net income (loss) of unconsolidated ventures	(9,509)	(7,646)	(20,629)	(15,390)
Equity in net income (loss) of unconsolidated ventures	—	(96)	10	(146)
Net loss	(9,509)	(7,742)	(20,619)	(15,536)
Net loss attributable to non-controlling interests	189	133	397	258
Net loss attributable to common stockholders	$(9,320)	$(7,609)	$(20,222)	$(15,278)
Basic and diluted loss per share:
Net loss attributable to common stockholders	$(0.29)	$(0.24)	$(0.63)	$(0.48)
Weighted-average number of shares of common stock outstanding	32,163,741	32,135,439	32,162,370	32,133,099
Dividend per common share	$0.10	—	$0.10	—

AMERICAN RESIDENTIAL PROPERTIES, INC.
Reconciliation of Net Loss to Funds from Operations (FFO)
(amounts in thousands, except share and per-share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net loss	$(9,509)	$(7,742)	$(20,619)	$(15,536)
Add: Depreciation and amortization of real estate assets	15,464	10,711	30,325	20,004
Less: Gain on sale of real estate	(1,327)	—	(1,367)	—
FFO	$4,628	$2,969	$8,339	$4,468
FFO attributable to common stockholders(1)	$4,536	$2,918	$8,178	$4,394
FFO per share of common stock
Basic	$0.14	$0.09	$0.25	$0.14
Diluted(2)	$0.14	$0.09	$0.25	$0.13
Weighted-average number of shares of common stock outstanding:
Basic	32,163,741	32,135,439	32,162,370	32,133,099
Diluted(2)	32,833,211	32,762,816	32,831,679	32,764,537
______________

(1)
Based on a weighted-average interest in the Company’s operating partnership of approximately 98.01% and 98.28%, for the three months ended June 30, 2015 and 2014, respectively, and 98.07% and 98.34% for the six months ended June 30, 2015 and 2014, respectively.

(2)
Assumes the issuance of potentially issuable shares unless the result would be anti-dilutive. Potentially issuable shares include operating partnership units, vested LTIP unit interests in the Company's operating partnership ("LTIP units"), unvested LTIP units and unvested restricted common stock.

AMERICAN RESIDENTIAL PROPERTIES, INC.
Reconciliation of Funds From Operations (FFO) to Core Funds From Operations (Core FFO)
(amounts in thousands, except share and per-share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
FFO	$4,628	$2,969	$8,339	$4,468
Add: Acquisition expense(1)	28	14	85	81
Add: Non-cash interest expense related to amortization of discount on debt	822	692	1,613	1,356
Core FFO	$5,478	$3,675	$10,037	$5,905
Core FFO attributable to common stockholders(2)	$5,369	$3,612	$9,843	$5,807
Core FFO per share of common stock
Basic	$0.17	$0.11	$0.31	$0.18
Diluted(3)	$0.16	$0.11	$0.30	$0.18
Weighted-average number of shares of common stock outstanding:
Basic	32,163,741	32,135,439	32,162,370	32,133,099
Diluted(3)	32,833,211	32,762,816	32,831,679	32,764,537
______________

(1)	Includes acquisition expenses primarily related to costs incurred on acquired properties subject to an existing lease and accounted for as a business combination, in accordance with GAAP.

(2)
Based on a weighted-average interest in the Company’s operating partnership of approximately 98.01% and 98.28%, for the three months ended June 30, 2015 and 2014, respectively, and 98.07% and 98.34% for the six months ended June 30, 2015 and 2014, respectively.

(3)
Assumes the issuance of potentially issuable shares unless the result would be anti-dilutive. Potentially issuable shares include operating partnership units, vested LTIP units, unvested LTIP units and unvested restricted common stock.

AMERICAN RESIDENTIAL PROPERTIES, INC.
Total Portfolio of Single-Family Homes—Summary Statistics
(unaudited)
The following table presents summary statistics on the Company’s total portfolio of single-family homes, including the portfolio of self-managed homes and the portfolio of local operator homes, by MSA and metro division as of June 30, 2015.

									Leased Homes
MSA/Metro Division	Number of Homes	Average Purchase Price Per Home(1)	Average Capital Expenditures Per Home(2)	Average Investment Per Home(3)	Aggregate Investment (thousands)(4)	Percentage Leased(5)	Average Age (years)	Average Size (square feet)	Average Monthly Rent(6)	Annual Average Rent as a Percentage of Average Investment(7)
Phoenix, AZ	1,343	$138,123	$10,066	$148,189	$199,017	96.8%	17	1,722	$1,044	8.4%
Dallas-Fort Worth, TX	1,118	$153,443	$13,351	$166,794	$186,476	95.5%	11	2,102	$1,533	11.0%
Houston, TX	1,106	$141,261	$8,514	$149,775	$165,651	89.2%	7	1,934	$1,441	11.6%
Atlanta, GA	1,042	$140,106	$15,878	$155,984	$162,536	93.6%	16	2,104	$1,301	10.0%
Nashville, TN	833	$166,172	$13,158	$179,330	$149,382	92.9%	11	1,864	$1,452	9.8%
Florida	618	$128,172	$14,870	$143,042	$88,400	96.6%	14	1,727	$1,210	10.2%
Other Texas	375	$166,907	$12,770	$179,677	$67,379	90.7%	10	1,978	$1,653	11.1%
Charlotte, NC-SC	378	$153,597	$8,969	$162,566	$61,450	87.8%	10	2,047	$1,289	9.6%
Inland Empire, CA	213	$156,561	$24,842	$181,403	$38,639	93.9%	16	1,915	$1,448	9.6%
Raleigh, NC	241	$145,302	$8,981	$154,283	$37,182	93.4%	9	1,746	$1,253	9.7%
Indianapolis, IN	455	$65,441	$11,546	$76,987	$35,029	89.5%	50	1,351	$802	12.4%
Winston-Salem, NC	234	$122,620	$4,353	$126,973	$29,712	88.0%	12	1,426	$1,128	10.6%
Other California	80	$110,752	$22,532	$133,284	$10,663	98.8%	36	1,335	$1,089	9.8%
Las Vegas, NV	68	$97,738	$13,147	$110,885	$7,540	94.1%	15	1,553	$1,062	11.5%
Other MSA/Metro Divisions	249	$140,952	$8,730	$149,682	$37,271	92.0%	10	1,639	$1,275	10.2%
Total/Weighted Average Portfolio of Self-Managed Homes	8,353	$140,668	$12,131	$152,799	$1,276,327	93.2%	15	1,859	$1,297	10.2%

Chicago, IL	511			$130,705	$66,790	100.0%	55	1,406	$794	7.3%
Indianapolis, IN	83			$47,302	$3,926	100.0%	59	1,160	$354	9.0%
Total/Weighted Average Portfolio of Local Operator Homes	594			$119,051	$70,716	100.0%	56	1,372	$733	7.4%

Total/Weighted Average Total Portfolio	8,947			$150,558	$1,347,043	93.6%	17	1,826	$1,257
______________

(1)	Average purchase price includes acquisition costs.

(2)	Represents average capital expenditures per home as of June 30, 2015. Does not include additional expected or future capital expenditures.

(3)
For self-managed homes, represents average purchase price plus average capital expenditures. For homes leased to our local operators, represents purchase price paid by us for the portfolio divided by the number of homes in the portfolio and does not include past, expected or budgeted general and administrative expenses associated with ongoing monitoring activities of our investment. The local operator is obligated to pay for all taxes, insurance, other expenses and capital expenditures required for the management, operation and maintenance of the properties. Accordingly, absent a default by the local operator under a long-term lease agreement with us, we expect to incur no expenses related to properties leased to our local operators, other than general and administrative expenses associated with ongoing monitoring activities of our investment.

(4)
Represents purchase price including acquisition costs and purchase price allocated to lease intangibles and acquisition costs expensed, if any, as incurred for homes acquired with an existing lease or homes acquired in portfolios comprised of properties substantially leased, and recorded as a business combination.

(5)
We classify homes leased to our local operators as 100% leased, because each local operator is obligated to pay us 100% of the base rent specified in the applicable lease irrespective of whether or not the homes are occupied by residential sub-tenants. This does not mean that 100% of the homes leased to local operators are occupied by residential sub-tenants. If a local operator is unable to lease a material number of the homes it leases from us to residential sub-tenants, it may adversely affect the operator’s ability to pay rent to us under the lease.

(6)
For self-managed homes, represents the average monthly rent per leased home. For homes leased to our local operators, represents the initial annual base rent payable to us by the local operator pursuant to the portfolio lease divided by 12 and then divided by the number of homes included in the lease. Average monthly rent for leased homes may not be indicative of average rents we may achieve on our vacant homes.

(7)
For self-managed homes, represents annualized average monthly rent per leased home as a percentage of our average investment (average purchase price per home plus average capital expenditures) per leased home. Does not include a provision for payment of ongoing property expenses. Accordingly, it should not be interpreted as a measure of profitability, and its utility in evaluating the Company’s business is limited. Average annual rent for leased homes may not be indicative of average rents we may achieve on our vacant homes.

AMERICAN RESIDENTIAL PROPERTIES, INC.
Total Portfolio of Stabilized(1) Single-Family Homes—Summary Statistics
As of June 30, 2015
(unaudited)

MSA/Metro Division	Number of Homes	Average Investment Per Home (2)	Homes Leased	Homes Vacant (3)	Percentage Leased
Phoenix, AZ	1,342	$148,238	1,300	42	96.9%
Dallas-Fort Worth, TX	1,116	$166,738	1,068	48	95.7%
Houston, TX	1,103	$149,731	986	117	89.4%
Atlanta, GA	1,024	$155,841	975	49	95.2%
Nashville, TN	823	$178,972	774	49	94.0%
Florida	617	$142,959	597	20	96.8%
Indianapolis, IN	445	$77,731	407	38	91.5%
Charlotte, NC-SC	376	$162,605	332	44	88.3%
Other Texas	375	$179,677	340	35	90.7%
Raleigh, NC	241	$154,283	225	16	93.4%
Winston-Salem, NC	234	$126,973	206	28	88.0%
Inland Empire, CA	213	$181,403	200	13	93.9%
Other California	80	$133,284	79	1	98.8%
Las Vegas, NV	68	$110,885	64	4	94.1%
Other MSA/Metro Divisions	249	$149,682	229	20	92.0%
Total/Weighted Average Self-Managed Portfolio	8,306	$152,825	7,782	524	93.7%

Chicago, IL	511	$130,705	511	—	100.0%
Indianapolis, IN	83	$47,302	83	—	100.0%
Total/Weighted Average Local Operator Portfolio	594	$119,051	594	—	100.0%

Total/Weighted Average Total Portfolio	8,900	$150,571	8,376	524	94.1%
______________

(1)
Properties are considered stabilized when renovations have been completed and the properties have been leased or available for rent for a period of greater than 90 days. Properties with in-place leases at the date of acquisition are also considered stabilized even though these properties have not been renovated by us and may require future renovations to meet our standards.

(2)	Represents average purchase price plus average capital expenditures.

(3)	As of June 30, 2015, 411 homes were available for rent and 113 homes were undergoing renovation.